Exhibit 10.24.2

EXECUTION VERSION
AMENDMENT NO. 2 TO GUARANTEE AGREEMENT
AMENDMENT NO. 2 TO GUARANTEE AGREEMENT, dated as of June 11, 2019 (this “Amendment”), by and between DYNEX CAPITAL, INC., a Virginia corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 6, 2012 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of October 1, 2013, as further amended by that certain Amendment No. 2 to Master Repurchase and Securities Contract, dated as of February 5, 2015, as further amended by that certain Amendment No. 3 to Master Repurchase and Securities Contract, dated as of April 26, 2016, as further amended by that certain Amendment No. 4 to Master Repurchase and Securities Contract, dated as of May 12, 2017, as further amended by that certain Amendment No. 5 to Master Repurchase and Securities Contract, dated as of May 9, 2019, as further amended by that certain Amendment No. 6 to Master Repurchase and Securities Contract, dated of even date herewith (the “MRSC Amendment”), and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);
WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer the Guarantee Agreement dated as of August 6, 2012 (as amended by Amendment No. 1 to Guarantee Agreement, dated as of September 13, 2018, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”);
WHEREAS, Guarantor and Buyer have agreed to amend certain provisions of the Guarantee Agreement in the manner set forth herein.
Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby each agree as follows:
SECTION 1.Amendments to Guarantee Agreement.
(a) The defined term “Liquidity”, as set forth in Section 1 of the Guarantee Agreement, is hereby amended and restated in its entirety to read as follows:
“Liquidity”: At any time, an amount equal to the total amount of all unencumbered cash, cash equivalents and an amount equal to, without duplication, the sum of (i) ninety-five percent (95%) of the Fair Value of all unencumbered Agency ARMs of Guarantor and its Subsidiaries at such time, (ii) eighty-five percent (85%) of the Fair Value of all unencumbered CMBS (excluding any CMBS that is not, in connection with allocations of shortfalls or losses, of the most senior priority with respect to payments of principal and interest) of Guarantor and its Subsidiaries at such time with a rating of AAA or its equivalent from at least one of the Rating Agencies, and (iii) eighty-five percent (85%) of the Fair Value of all unencumbered bonds (including, without limitation, unencumbered fixed-rate RMBS) of Guarantor and its Subsidiaries at such time, other than Agency ARMs, that are issued and guaranteed by Freddie Mac, Fannie Mae or GNMA, in each case determined in accordance with GAAP on a consolidated basis. For purposes of this definition, the term “RMBS” shall mean pass-through certificates representing beneficial ownership interests in one or more first lien mortgage loans secured by residential properties.
(b) The following new defined terms, “Fair Value” and “Maximum Debt to Equity Ratio”, are hereby added to Section 1 of the Guarantee Agreement in correct alphabetical order:
“Fair Value”: Defined in the Fee Letter.
“Maximum Debt to Equity Ratio”: Defined in the Fee Letter.
(c) Section 9(c) of the Guarantee Agreement is hereby amended and restated in its entirety to read as follows:
(c) Maximum Indebtedness to Consolidated Net Worth. At no time shall the ratio of Guarantor’s Consolidated Indebtedness to Guarantor’s Consolidated Net Worth be greater than the Maximum Debt to Equity Ratio.
(d) The following, new Section 21 is hereby added to the Guarantee Agreement in correct numerical order:
Section 21. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Guarantee, and any interest and obligation in or under this Guarantee, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Guarantee, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Guarantee that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Guarantee were governed by the laws of the United States or a state of the United States.
SECTION 2.Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which (i) this Amendment is executed and delivered by a duly authorized officer of Guarantor and Buyer and (ii) each of the conditions precedent set forth in Section 2 of the MRSC Amendment have been satisfied (the “Amendment Effective Date”).
SECTION 3.Representations, Warranties and Covenants. Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.
SECTION 4.Acknowledgements of Guarantor. Guarantor hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.
SECTION 5.Limited Effect. Except as expressly amended and modified by this Amendment, the Fee and Pricing Letter shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) reference to the “Guarantee Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee Agreement, as amended hereby, and (z) reference in the Guarantee Agreement to “this Guarantee Agreement”, “hereof”, “herein” or words of similar effect in referring to the Guarantee Agreement shall be deemed to be references to the Guarantee Agreement, as amended by this Amendment.
SECTION 6.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 7.Expenses. Guarantor agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 8.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
GUARANTOR:
DYNEX CAPITAL, INC., a Virginia corporation

By: /s/ Wayne E. Brockwell
Name: Wayne E. Brockwell
Title: Senior Vice President

By: /s/ Kevin J. Sciuk
Name: Kevin J. Sciuk
Title: Assistant Treasurer

BUYER:
WELLS FARGO BANK, N.A., a national banking association

By: /s/ John Rhee
Name: John Rhee
Title: Managing Director